Exhibit 99.1

For Immediate Release
For more information, contact:
Nathan Iles
Standard Motor Products, Inc.
(718) 392-0200

Standard Motor Products, Inc. Announces

Third Quarter 2020 Results and Reinstates Quarterly Dividend

New York, NY, October 28, 2020......Standard Motor Products, Inc. (NYSE: SMP), an automotive replacement parts manufacturer and distributor, reported today its consolidated financial results for the three months and nine months ended September 30, 2020.

Consolidated net sales for the third quarter of 2020 were $343.6 million, compared to consolidated net sales of $307.7 million during the comparable quarter in 2019. Earnings from continuing operations for the third quarter of 2020 were $36.2 million or $1.59 per diluted share, compared to $22.7 million or $1.00 per diluted share in the third quarter of 2019. Excluding non-operational gains and losses identified on the attached reconciliation of GAAP and non-GAAP measures, earnings from continuing operations for the third quarter of 2020 were $36.2 million or $1.59 per diluted share, compared to $23.1 million or $1.02 per diluted share in the third quarter of 2019.

Consolidated net sales for the nine months ended September 30, 2020, were $845.9 million, compared to consolidated net sales of $896.7 million during the comparable period in 2019.  Earnings from continuing operations for the nine months ended September 30, 2020, were $57.7 million or $2.53 per diluted share, compared to $56.3 million or $2.47 per diluted share in the comparable period of 2019.  Excluding non-operational gains and losses identified on the attached reconciliation of GAAP and non-GAAP measures, earnings from continuing operations for the nine months ended September 30, 2020 and 2019 were $57.8 million or $2.53 per diluted share and $57.3 million or $2.51 per diluted share, respectively.

Loss from discontinued operations, net of income taxes, in the third quarter of 2020 was $7.6 million compared to $7.9 million in the comparable period last year. The loss pertains to asbestos-related liabilities from a brake business, originally acquired in 1986 and subsequently divested in 1998, which are adjusted in the third quarter each year when the Company engages an independent actuary to assess the Company’s exposure.

Mr. Eric Sills, Standard Motor Products’ Chief Executive Officer and President stated, “We are very pleased with our third quarter results as we set all-time records for both sales and profits in a single quarter. While sales have not fully caught up year-to-date, our profits are now roughly even with the first nine months of 2019, in this year of dramatic ups and downs.  Perhaps more important in the long run is that sales—both for us and for the industry as a whole—rebounded so quickly from the April trough, confirming the resilience of our industry and how essential it is to the economy as a whole.

“These last few months also reconfirmed the strength and loyalty of our work force. With minimal precedent to guide us, our people were able to reconfigure our facilities, and establish safety protocols often more stringent than CDC requirements. In the midst of the crisis our frontline employees came to work every day, often six or seven days a week. As a result, we were able to keep our factories and distribution centers running, while protecting the health of our employees. We wish to publicly thank all of our people for their ongoing heroic efforts.

“Our sales in the quarter were strong in both segments. Engine Management sales were up 6.3%, partially offsetting the missed sales at the height of the pandemic. Customer POS was strong throughout the quarter and has carried forward into October, which we believe reflects ongoing pent-up demand from earlier in the year. We anticipate demand ultimately normalizing towards our longer range forecast of low single digit growth. Our Temperature Control Sales were extremely strong in the quarter, up 25% over the third quarter last year, the result of very hot summer weather across most of the U.S., following light pre-season orders in the first half of the year.

“On the expense side, as previously announced, we instituted many temporary cost reductions, including limits on travel and other discretionary expenses, as well as a reduction in Executive and Board of Directors compensation, always making sure that none of these actions would affect the long-term health of our company. We anticipate that we will maintain some, but not all, of these reductions in the future.

“Though our crystal ball is somewhat cloudy, with coronavirus infection rates rising again and unemployment still at high levels, we are optimistic looking forward. Accordingly, the Board of Directors has approved a reinstatement of a quarterly dividend of 25 cents per share on common stock outstanding. The dividend will be paid on December 1, 2020, to stockholders of record on November 16, 2020. We have also reinstated our share purchase program, which has remaining authorization from our Board of Directors in the amount of $11.3 million.”

Finally, the company announced that Lawrence Sills, Executive Chairman, is stepping down as an officer of the company and will continue in his role as Chairman of the Board, effective January 1, 2021.  Mr. Sills stated, “This change in status reflects the fact that I will be stepping back from day-to-day duties, though I will remain closely involved with the Company as Board Chairman.  I am very optimistic about the future.  We have assembled an experienced and talented management team, which performed so well during the Covid-19 crisis, and am very confident that the team will continue its outstanding performance for many years ahead.”

Conference Call

Standard Motor Products, Inc. will hold a conference call at 11:00 AM, Eastern Time, on Wednesday, October 28, 2020.  The dial-in number is 800-791-4813 (domestic) or 785-424-1102 (international). The playback number is 800-934-4851 (domestic) or 402-220-1181 (international). The participant passcode is 76717.

Under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, Standard Motor Products cautions investors that any forward-looking statements made by the company, including those that may be made in this press release, are based on management’s expectations at the time they are made, but they are subject to risks and uncertainties that may cause actual results, events or performance to differ materially from those contemplated by such forward looking statements. Among the factors that could cause actual results, events or performance to differ materially from those risks and uncertainties discussed in this press release are those detailed from time-to-time in prior press releases and in the company’s filings with the Securities and Exchange Commission, including the company’s annual report on Form 10-K and quarterly reports on Form 10-Q.  By making these forward-looking statements, Standard Motor Products undertakes no obligation or intention to update these statements after the date of this release.

STANDARD MOTOR PRODUCTS, INC.
Consolidated Statements of Operations

(In thousands, except per share amounts)

	THREE MONTHS ENDED SEPTEMBER 30,		NINE MONTHS ENDED SEPTEMBER 30,
	2020	2019	2020	2019
	(Unaudited)		(Unaudited)
NET SALES	$343,609	$307,723	$845,850	$896,661

COST OF SALES	235,861	215,635	603,349	637,705

GROSS PROFIT	107,748	92,088	242,501	258,956

SELLING, GENERAL & ADMINISTRATIVE EXPENSES	59,497	59,947	163,698	180,483
RESTRUCTURING AND INTEGRATION EXPENSES	250	825	464	1,469
OTHER EXPENSE, NET	37	12	31	15

OPERATING INCOME	47,964	31,304	78,308	76,989

OTHER NON-OPERATING INCOME, NET	514	225	592	2,282

INTEREST EXPENSE	462	1,508	2,107	4,319

EARNINGS FROM CONTINUING OPERATIONS BEFORE TAXES	48,016	30,021	76,793	74,952

PROVISION FOR INCOME TAXES	11,804	7,367	19,118	18,639

EARNINGS FROM CONTINUING OPERATIONS	36,212	22,654	57,675	56,313

LOSS FROM DISCONTINUED OPERATION, NET OF INCOME TAXES	(7,587)	(7,903)	(9,456)	(9,914)

NET EARNINGS	$28,625	$14,751	$48,219	$46,399

NET EARNINGS PER COMMON SHARE:

BASIC EARNINGS FROM CONTINUING OPERATIONS	$1.62	$1.01	$2.58	$2.52
DISCONTINUED OPERATION	(0.34)	(0.35)	(0.42)	(0.44)
NET EARNINGS PER COMMON SHARE - BASIC	$1.28	$0.66	$2.16	$2.08

DILUTED EARNINGS FROM CONTINUING OPERATIONS	$1.59	$1.00	$2.53	$2.47
DISCONTINUED OPERATION	(0.33)	(0.35)	(0.41)	(0.44)
NET EARNINGS PER COMMON SHARE - DILUTED	$1.26	$0.65	$2.12	$2.03

WEIGHTED AVERAGE NUMBER OF COMMON SHARES	22,349,093	22,329,835	22,372,466	22,359,637
WEIGHTED AVERAGE NUMBER OF COMMON AND DILUTIVE SHARES	22,758,458	22,754,440	22,795,426	22,814,228

STANDARD MOTOR PRODUCTS, INC.
Segment Revenues and Operating Income

(In thousands)

	THREE MONTHS ENDED SEPTEMBER 30,				NINE MONTHS ENDED SEPTEMBER 30,
	2020		2019		2020		2019
	(Unaudited)				(Unaudited)
Revenues
Ignition, Emission Control, Fuel & Safety Related System Products	$190,891		$180,826		$498,204		$538,718
Wire and Cable	38,663		35,147		105,621		108,486
Engine Management	229,554		215,973		603,825		647,204

Compressors	70,785		52,776		141,011		145,080
Other Climate Control Parts	39,608		35,525		93,216		96,551
Temperature Control	110,393		88,301		234,227		241,631

All Other	3,662		3,449		7,798		7,826
Revenues	$343,609		$307,723		$845,850		$896,661

Gross Margin
Engine Management	$72,361	31.5%	$66,264	30.7%	$175,296	29.0%	$189,737	29.3%
Temperature Control	32,212	29.2%	22,973	26.0%	60,828	26.0%	61,715	25.5%
All Other	3,175		2,851		6,377		7,504
Gross Margin	$107,748	31.4%	$92,088	29.9%	$242,501	28.7%	$258,956	28.9%

Selling, General & Administrative
Engine Management	$35,665	15.5%	$35,950	16.6%	$100,237	16.6%	$110,723	17.1%
Temperature Control	15,571	14.1%	15,495	17.5%	40,568	17.3%	45,033	18.6%
All Other	8,261		8,502		22,893		24,727
Selling, General & Administrative	$59,497	17.3%	$59,947	19.5%	$163,698	19.4%	$180,483	20.1%

Operating Income
Engine Management	$36,696	16.0%	$30,314	14.0%	$75,059	12.4%	$79,014	12.2%
Temperature Control	16,641	15.1%	7,478	8.5%	20,260	8.6%	16,682	6.9%
All Other	(5,086)		(5,651)		(16,516)		(17,223)
Subtotal	48,251	14.0%	32,141	10.4%	78,803	9.3%	78,473	8.8%
Restructuring & Integration	(250)	-0.1%	(825)	-0.3%	(464)	-0.1%	(1,469)	-0.2%
Other Expense, Net	(37)	0.0%	(12)	0.0%	(31)	0.0%	(15)	0.0%
Operating Income	$47,964	14.0%	$31,304	10.2%	$78,308	9.3%	$76,989	8.6%

STANDARD MOTOR PRODUCTS, INC.
Reconciliation of GAAP and Non-GAAP Measures

(In thousands, except per share amounts)
	THREE MONTHS ENDED SEPTEMBER 30,		NINE MONTHS ENDED SEPTEMBER 30,
	2020	2019	2020	2019
	(Unaudited)		(Unaudited)
EARNINGS FROM CONTINUING OPERATIONS

GAAP EARNINGS FROM CONTINUING OPERATIONS	$36,212	$22,654	$57,675	$56,313

RESTRUCTURING AND INTEGRATION EXPENSES	250	825	464	1,469
CERTAIN TAX CREDITS AND PRODUCTION DEDUCTIONS FINALIZED IN PERIOD	(235)	(144)	(235)	(144)
INCOME TAX EFFECT RELATED TO RECONCILING ITEMS	(65)	(214)	(121)	(382)

NON-GAAP EARNINGS FROM CONTINUING OPERATIONS	$36,162	$23,121	$57,783	$57,256

DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS

GAAP DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS	$1.59	$1.00	$2.53	$2.47

RESTRUCTURING AND INTEGRATION EXPENSES	0.01	0.04	0.02	0.06
CERTAIN TAX CREDITS AND PRODUCTION DEDUCTIONS FINALIZED IN PERIOD	(0.01)	(0.01)	(0.01)	(0.01)
INCOME TAX EFFECT RELATED TO RECONCILING ITEMS	-	(0.01)	(0.01)	(0.01)

NON-GAAP DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS	$1.59	$1.02	$2.53	$2.51

OPERATING INCOME

GAAP OPERATING INCOME	$47,964	$31,304	$78,308	$76,989

RESTRUCTURING AND INTEGRATION EXPENSES	250	825	464	1,469
OTHER EXPENSE, NET	37	12	31	15

NON-GAAP OPERATING INCOME	$48,251	$32,141	$78,803	$78,473

MANAGEMENT BELIEVES THAT EARNINGS FROM CONTINUING OPERATIONS, DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS, AND OPERATING INCOME, EACH OF WHICH ARE NON-GAAP MEASUREMENTS AND ARE ADJUSTED FOR SPECIAL ITEMS, ARE MEANINGFUL TO INVESTORS BECAUSE THEY PROVIDE A VIEW OF THE COMPANY WITH RESPECT TO ONGOING OPERATING RESULTS. SPECIAL ITEMS REPRESENT SIGNIFICANT CHARGES OR CREDITS THAT ARE IMPORTANT TO AN UNDERSTANDING OF THE COMPANY’S OVERALL OPERATING RESULTS IN THE PERIODS PRESENTED. SUCH NON-GAAP MEASUREMENTS ARE NOT RECOGNIZED IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES AND SHOULD NOT BE VIEWED AS AN ALTERNATIVE TO GAAP MEASURES OF PERFORMANCE.

STANDARD MOTOR PRODUCTS, INC.
Condensed Consolidated Balance Sheets

(In thousands)

	SEPTEMBER 30,	DECEMBER 31,
	2020	2019
	(Unaudited)

ASSETS

CASH	$16,781	$10,372

ACCOUNTS RECEIVABLE, GROSS	244,106	140,728
ALLOWANCE FOR DOUBTFUL ACCOUNTS	6,061	5,212
ACCOUNTS RECEIVABLE, NET	238,045	135,516

INVENTORIES	311,390	368,221
UNRETURNED CUSTOMER INVENTORY	19,964	19,722
OTHER CURRENT ASSETS	10,094	15,602

TOTAL CURRENT ASSETS	596,274	549,433

PROPERTY, PLANT AND EQUIPMENT, NET	88,288	89,649
OPERATING LEASE RIGHT-OF-USE ASSETS	30,910	36,020
GOODWILL	77,681	77,802
OTHER INTANGIBLES, NET	58,543	64,861
DEFERRED INCOME TAXES	39,807	37,272
INVESTMENT IN UNCONSOLIDATED AFFILIATES	38,945	38,858
OTHER ASSETS	20,549	18,835

TOTAL ASSETS	$950,997	$912,730

LIABILITIES AND STOCKHOLDERS’ EQUITY

NOTES PAYABLE	$8,416	$52,460
CURRENT PORTION OF OTHER DEBT	3,580	4,456
ACCOUNTS PAYABLE	79,260	92,535
ACCRUED CUSTOMER RETURNS	75,279	44,116
ACCRUED CORE LIABILITY	19,981	24,357
OTHER CURRENT LIABILITIES	117,298	91,540

TOTAL CURRENT LIABILITIES	303,814	309,464

OTHER LONG-TERM DEBT	103	129
NONCURRENT OPERATING LEASE LIABILITIES	23,452	28,376
ACCRUED ASBESTOS LIABILITIES	53,164	49,696
OTHER LIABILITIES	25,560	20,837

TOTAL LIABILITIES	406,093	408,502

TOTAL STOCKHOLDERS’ EQUITY	544,904	504,228

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$950,997	$912,730

STANDARD MOTOR PRODUCTS, INC.
Condensed Consolidated Statements of Cash Flows

(In thousands)

	NINE MONTHS ENDED SEPTEMBER 30,
	2020	2019
	(Unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES

NET EARNINGS	$48,219	$46,399
ADJUSTMENTS TO RECONCILE NET EARNINGS TO NET CASH
PROVIDED BY OPERATING ACTIVITIES:
DEPRECIATION AND AMORTIZATION	19,313	19,261
OTHER	19,098	21,623
CHANGE IN ASSETS AND LIABILITIES:
ACCOUNTS RECEIVABLE	(104,020)	(16,583)
INVENTORIES	53,330	11,824
ACCOUNTS PAYABLE	(13,117)	(24,107)
PREPAID EXPENSES AND OTHER CURRENT ASSETS	5,634	(6,502)
SUNDRY PAYABLES AND ACCRUED EXPENSES	51,867	(2,551)
OTHER	(1,719)	(6,260)
NET CASH PROVIDED BY OPERATING ACTIVITIES	78,605	43,104

CASH FLOWS FROM INVESTING ACTIVITIES

ACQUISITIONS OF AND INVESTMENTS IN BUSINESSES	-	(43,490)
NET PROCEEDS FROM SALE OF FACILITY	-	4,801
CAPITAL EXPENDITURES	(13,170)	(12,329)
OTHER INVESTING ACTIVITIES	14	47
NET CASH USED IN INVESTING ACTIVITIES	(13,156)	(50,971)

CASH FLOWS FROM FINANCING ACTIVITIES

NET CHANGE IN DEBT	(44,852)	34,656
PURCHASE OF TREASURY STOCK	(8,726)	(10,738)
DIVIDENDS PAID	(5,615)	(15,429)
OTHER FINANCING ACTIVITIES	86	1,109
NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	(59,107)	9,598

EFFECT OF EXCHANGE RATE CHANGES ON CASH	67	390
NET INCREASE IN CASH AND CASH EQUIVALENTS	6,409	2,121
CASH AND CASH EQUIVALENTS at beginning of Period	10,372	11,138
CASH AND CASH EQUIVALENTS at end of Period	$16,781	$13,259